UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 25, 2013

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 25, 2013, Oscar Rodriguez resigned as President and Chief Executive Officer of Extreme Networks, Inc. (“Extreme Networks” or the “Company”). Mr. Rodriguez also resigned from the Board of Directors of the Company.
In connection with his resignation, and in accordance with the terms of Mr. Rodriguez’s employment agreement, as amended, the Company and Mr. Rodriguez have entered into a general release of claims and he is entitled to receive the following benefits:

• a lump sum payment equal to12 months of his current salary, $524,000;
• a payment equal to the pro rata portion of his target bonus through April 25, 2013, $480,334, payable when other target bonuses for fiscal 2013 are generally paid;
• up to 12 months of COBRA continuation coverage payment reimbursement (provided he elects and remains eligible for COBRA); and
• acceleration of vesting equal to 12 months of his unvested stock options and restricted stock units.
 (c), (d) and (e)
On April 25, 2013 the Board of Directors of Extreme Networks elected Charles W. (“Chuck”) Berger as President and Chief Executive Officer of Extreme Networks and as a member of the Board of Directors, effective immediately.
Mr. Berger served as president and chief executive officer and as chairman of the board of directors of ParAccel, Inc., a privately held provider of analytical technology services, from August 2010 until its sale to Actian Corporation in April 2013. From June 2010 through August 2010, Mr. Berger served as the interim chief executive officer of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment solutions, for which he has served as a director since 2002. From April 2006 through December 2009, Mr. Berger served as chief executive officer, and from December 2001, the chairman of the board, of DVDPlay, Inc., a manufacturer and operator of DVD rental kiosks, prior to its acquisition by NCR Corporation. From March 2003 through September 2005, when it merged with Scansoft, Inc., Mr. Berger served as president, chief executive officer, and as a director of Nuance Communications, Inc., a publicly-traded company that developed and marketed speech recognition software. Mr. Berger also serves on the board of directors and as trustee for the United States Naval Memorial and is a trustee and member of the investment committee for Bucknell University. Mr. Berger received his B.S. in Business Administration from Bucknell University and his M.B.A., cum laude, from the University of Santa Clara.
In accordance with an offer letter agreement entered into with the Company which is attached as Exhibit 10.1 to this Current Report on Form 8-K, Mr. Berger will receive an annual salary of $500,000, less applicable taxes and withholdings, and will be eligible to participate in the Company’s standard employee benefits plans. Mr. Berger will also be entitled to a one time, lump-sum cash payment of $125,000 as a sign-on bonus, less applicable taxes and withholdings, to be paid at the same time as awards are made to participants under the Company’s fiscal year 2013 Annual Incentive Plan. Upon the approval of the Company’s Board of Directors, Mr. Berger will be granted a one-time option to acquire 900,000 shares (the “Option Grant”) of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date determined by the Board of Directors. One-fourth of the shares subject to the Option Grant will vest on the first anniversary of Mr. Berger’s employment, subject to Mr. Berger’s continued service the Company at that time. The remaining shares will vest monthly over the following three years at a rate of 1/48th of the entire option each month, so long as his service to the Company continues.
Mr. Berger also will receive an additional grant to of up to 900,000 shares (the “Performance Option”) of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. Subject to Mr. Berger’s continued service to the Company, the shares subject to the Performance Option shall be earned “Performance Earned” in three tranches (each a “Performance Tranche”) as follows:

(i)
one-third of the shares subject to the Performance Option will be Performance Earned, if at all, once the Company’s common stock has traded publicly after April 25, 2013 for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $4.00;

(ii)
an additional one-third of the shares subject to the Performance Option will be Performance Earned, if at all, once the Company’s common stock has traded publicly after April 25, 2013 for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select

Market of at least $5.00 (regardless of whether the Performance Option has been Performance Earned as described in (i) above); and

(iii)
all shares subject to the Performance Option will be Performance Earned, if at all, upon the Company’s common stock trading publicly after April 25, 2013 for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $6.00 (regardless of whether the Performance Option has been Performance Earned as described in (i) or (ii) above).

The Performance Option shall also be Performance Earned upon a Change in Control (defined in the offer letter agreement), if the acquisition share price in any Change of Control is equal to or greater than a performance target not previously earned, provided further that in addition to any Performance Tranche with a price equal to or greater than the acquisition share price, Mr. Berger shall also vest on the next level of Performance Tranche as well.
Once earned the shares subject to the options under the Performance Option will vest over two years at a rate of 1/24th of the earned portion of the Performance Option each month, so long as his service with the Company continues.
Commencing with fiscal 2014, Mr. Berger will be eligible to participate in the Company’s Annual Incentive Plan (“EIP”) with an annual target of 100% of his annual base salary. The EIP target bonus will be paid if Mr. Berger and the Company meet established performance objectives and attainment of key strategic goals to be determined by the Board of Directors. Mr. Berger will be eligible for a total payout under the EIP of up to 150% of his base salary if the Company exceeds the EIP goals by amounts specified under the EIP.
In addition, Mr. Berger would be entitled to receive certain benefits in the event of the termination of his employment from the Company in certain circumstances, including certain conditions of a change of control, termination without cause or a resignation for ‘good reason’ as such terms are described in his offer letter agreements. Such benefits include, but are not limited to, a lump sum payment equal to (i) 18 months of his base salary, less applicable withholding taxes, in certain circumstances involving a Change of Control or (ii) 12 months of his base salary, less applicable withholding taxes, in certain circumstances involving the Company’s termination of Mr. Berger employment without cause.
There are no family relationships between Mr. Berger and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Copies of the press release concerning the events described above and Mr. Berger’s offer letter of employment and Mr. Rodriguez’s release of claims agreement are attached as Exhibits 99.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The description of the terms of the offer letter and the release of claims are qualified in their entirety by the full text of the offer letter and the release of claims filed herewith as Exhibit 10.1 and 10.2, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter, dated April 25, 2013, between Extreme Networks, Inc. and Charles Berger.

10.2	Release of Claims, dated April 28, 2013, between Extreme Networks, Inc. and Oscar Rodriguez.

99.1	Press Release, dated April 25, 2013, of Extreme Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 1, 2013

EXTREME NETWORKS, INC.

By:	/s/ JOHN KURTZWEIL
John Kurtzweil
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer